PRESS RELEASE

FOR IMMEDIATE RELEASE	CONTACT:	Alison Griffin
November 1, 2016		(804) 217-5897

DYNEX CAPITAL, INC. REPORTS
THIRD QUARTER 2016 RESULTS

GLEN ALLEN, Va. -- Dynex Capital, Inc. (NYSE: DX) reported its third quarter 2016 results today. As previously announced, the Company's quarterly conference call to discuss these results is today at 9:00 a.m. Eastern Time and may be accessed using conference ID 96293061 via telephone in the U.S. at 1-866-392-3507 (internationally at 1-614-999-9383) or by live webcast which includes a slide presentation, the link for which is provided under “Investor Center” on the Company's website (www.dynexcapital.com).
Third Quarter 2016 Highlights

•	Comprehensive income of $0.27 per common share comprised of net income to common shareholders of $0.25 per common share and other comprehensive income of $0.02 per common share

•	Core net operating income per common share, a non-GAAP measure, of $0.20

•	Net interest spread of 1.90% and adjusted net interest spread, a non-GAAP measure, of 1.87%

•	Book value per common share of $7.76 at September 30, 2016, an increase of $0.07 from June 30, 2016 book value per common share of $7.69

•	Leverage of 5.8x shareholders' equity at September 30, 2016 versus 6.1x shareholders equity at June 30, 2016

•	Dividend declared of $0.21 per common share
Earnings Summary
Comprehensive income to common shareholders was $13.1 million for the third quarter of 2016 versus $17.4 million for the second quarter of 2016. The majority of comprehensive income to common shareholders for the third quarter of 2016 consisted of net income to common shareholders of $12.4 million compared to a net loss to common shareholders of $(5.5) million for the previous quarter. The change in net income to common shareholders for the third quarter versus the second quarter was primarily due to the following:

•
a decline of $(1.7) million in interest income compared to the previous quarter, $0.7 million of which resulted from the declining investment portfolio balance with the remaining decline of $1.0 million primarily related to an increase in prepayments on RMBS; and

•	net gain on derivative instruments of $2.4 million compared to a net loss of $(16.3) million for the previous quarter due to interest rates increasing during the third quarter of 2016.

The remainder of the Company's comprehensive income to common shareholders for the third quarter of 2016 resulted primarily from a net increase in fair value of MBS of $0.8 million recognized in other comprehensive income compared to $23.0 million for the second quarter of 2016. Fair value of MBS in the second quarter benefited from the lower interest rate environment which largely reversed in the third quarter of 2016. Offsetting higher interest rates in the third quarter were tighter credit spreads, particularly CMBS.
Core net operating income to common shareholders, a non-GAAP measure, was $9.7 million, or $0.20 per common share, for the third quarter of 2016 compared to $10.5 million, or $0.21 per common share, for the previous quarter. Core net operating income to common shareholders for the third quarter of 2016 was impacted by the decline of $(1.7) million in interest income compared to the previous quarter as discussed above, partially offset by a decline of $0.3 million in net periodic interest costs due to a reduction in the average notional balance and average net pay-fixed rate of interest rate swaps due to terminations earlier in the year, and the decline in general and administrative costs of $0.3 million compared to the previous quarter.
Net interest spread decreased 4 basis points to 1.90% for the third quarter of 2016 from 1.94% for the second quarter of 2016 due to a decline of 2 basis points in the effective yield earned on investments and an increase of 2 basis points in cost of funds. The effective yield declined to 2.75% for the third quarter of 2016 compared to 2.77% for the previous quarter primarily due to an increase in premium amortization on Agency RMBS as a result of higher prepayment speeds. Cost of funds increased to 0.85% for the third quarter of 2016 compared to 0.83% for the previous quarter due to higher borrowing rates on repurchase agreements primarily due to increases in short-term interest rates. Adjusted net interest spread, a non-GAAP measure, remained steady at 1.87% for the third quarter of 2016 compared to the prior quarter because lower net periodic interest costs from effective interest rate swaps offset the decrease in effective yield on investments and the increase in borrowing rates on repurchase agreements.
Book Value per Common Share
During the third quarter of 2016, book value per common share increased to $7.76 at September 30, 2016 from $7.69 at June 30, 2016. The increase in book value per common share of $0.07 during the third quarter was driven primarily by an increase in the fair value of derivatives of $2.6 million, or $0.06 per share, due to higher interest rates during the quarter. Economic return on book value was 3.6% for the third quarter of 2016 (calculated by dividing the sum of dividends declared of $0.21 and the $0.07 increase in book value per common share by third quarter's beginning book value of $7.69) and 8.8% for the first nine months of 2016.
Investments
Below is a summary of the activity in the Company's MBS portfolio during the third quarter of 2016:

($ in thousands)	RMBS	CMBS	CMBS IO	Total
Balance at June 30, 2016	$1,448,441	$1,022,848	$737,446	$3,208,735
Purchases	—	56,614	35,232	91,846
Principal payments	(103,391)	(48,691)	—	(152,082)
Sales	—	—	—	—
Net premium amortization	(4,407)	(1,193)	(33,042)	(38,642)
Unrealized (loss) gain during the period	(1,375)	(1,602)	3,587	610
Balance at September 30, 2016	$1,339,268	$1,027,976	$743,223	$3,110,467
The following table presents detailed information for the Company's effective yield:

	Three Months Ended
	September 30, 2016		June 30, 2016
($ in thousands)	Average Balance	Effective Yield (1)	Average Balance	Effective Yield (1)
RMBS:
Agency	$1,338,079	1.78%	$1,436,582	1.83%
Non-Agency	52,322	3.62%	59,037	3.62%
	1,390,401	1.85%	1,495,619	1.90%
CMBS:
Agency	878,131	2.90%	869,271	2.92%
Non-Agency	96,109	5.70%	110,393	6.06%
	974,240	3.17%	979,664	3.28%
CMBS IO:
Agency	381,038	3.82%	395,468	3.75%
Non-Agency	343,821	3.94%	348,832	3.91%
	724,859	3.88%	744,300	3.83%

Total MBS Investments:	3,089,500	2.75%	3,219,583	2.76%
(1) Effective yield is weighted by the average balance of investments, which in turn is calculated using daily amortized cost basis.
Financing and Leverage
The following table presents financing balances and average rates by the type of security pledged as collateral as of the dates indicated:

	September 30, 2016		December 31, 2015
($ in thousands)	Balance	Weighted Average Rate	Balance	Weighted Average Rate
Agency RMBS	$1,156,635	0.70%	$1,439,436	0.47%
Non-Agency RMBS	38,613	1.88%	52,128	1.77%
Agency CMBS	594,661	0.69%	301,427	0.49%
Non-Agency CMBS	69,687	1.50%	126,378	1.26%
Agency CMBS IO	322,632	1.38%	360,245	1.24%
Non-Agency CMBS IO	290,626	1.45%	302,771	1.33%
Securitization financing bonds	5,424	1.86%	7,035	1.65%
Total repurchase agreement financing	2,478,278	0.91%	2,589,420	0.75%

FHLB advances collateralized with Agency CMBS	$263,000	0.51%	$520,000	0.40%
The decline in the Company's overall leverage to 5.8x at September 30, 2016 compared to 6.1x at June 30, 2016 and 6.5x at December 31, 2015 is primarily the result of a declining balance of borrowings over the past nine months. The Company has been using the majority of proceeds from principal payments and sales of MBS to reduce our borrowings and to build our liquidity in lieu of reinvesting into new investments.
The weighted average original term to maturity for the Company's repurchase agreements was 58 days at September 30, 2016 compared to 67 days at December 31, 2015. The weighted average remaining term to maturity was 18 days at September 30, 2016 versus 22 days at December 31, 2015.
Hedging Activities
The Company's hedging position as of September 30, 2016 remained unchanged from June 30, 2016. The following table summarizes certain information with respect to the Company's derivative instruments which include current-pay and forward-starting interest rate swaps and Eurodollar futures at September 30, 2016:

Effective Period	Weighted Average Notional Outstanding for the Period (1) (2)	Weighted Average Net Pay Rate (1) (2)
($ in thousands)
Remainder of 2016	$305,000	0.64%
2017	405,712	2.01%
2018	801,027	3.21%
2019	541,219	3.55%
2020	469,262	3.47%
2021	555,205	2.72%
2022	600,000	2.67%
2023	600,000	2.67%
2024	607,104	2.67%
2025	344,521	2.53%

(1)	Includes pay-fixed interest rate swaps, net of receive-fixed interest rate swaps.

(2)	Eurodollar futures included in these amounts are presented on the weighted average basis outstanding for the effective period indicated.

The average notional amount of net current pay-fixed swaps outstanding during the third quarter of 2016 was $305.0 million at an average net pay-fixed rate of 0.64% versus $409.9 million at an average net pay-fixed rate of 0.93% outstanding during the second quarter of 2016. The following table details the components of the gain on derivative instruments, net recognized in the consolidated statement of comprehensive income for the third quarter of 2016:

($ in thousands)	Change in Fair Value of Derivative Instruments	Periodic Interest Costs (1)	Gain (Loss) on Derivative Instruments, Net
Receive-fixed interest rate swaps	$(4,241)	$1,265	$(2,976)
Pay-fixed interest rate swaps	3,975	(1,420)	2,555
Eurodollar futures	2,830	—	2,830
Total	$2,564	$(155)	$2,409

(1)	Amounts represent interest earned or incurred related to interest rate swaps effective during the quarter.

Company Description
Dynex Capital, Inc. is an internally managed real estate investment trust, or REIT, which invests in mortgage assets on a leveraged basis. The Company invests in Agency and non-Agency RMBS, CMBS, and CMBS IO.  Additional information about Dynex Capital, Inc. is available at www.dynexcapital.com.
Use of Non-GAAP Financial Measures
In addition to the Company's operating results presented in accordance with GAAP, this release includes certain non-GAAP financial measures including core net operating income to common shareholders (including per common share), adjusted interest expense, adjusted cost of funds, adjusted net interest income, and adjusted net interest spread. Schedules reconciling these non-GAAP financial measures to GAAP are provided as a supplement to this release. Management uses core net operating income (including per common share) as an estimate of the net interest earnings from our investments after operating expenses. In connection with core net operating income, management uses adjusted interest expense, adjusted cost of funds, adjusted net interest income, and adjusted net interest spread because management considers net periodic interest costs related to the Company's derivative instruments as an additional cost of using repurchase agreements to finance investments. Because these measures are used in the Company's internal analysis of financial and operating performance, management believes that they provide greater transparency to our investors of management's view of our economic performance. Management also believes the presentation of these measures, when analyzed in conjunction with the Company's GAAP operating results, allows investors to more effectively evaluate and compare the performance of the Company to that of its peers even though peer companies may present non-GAAP measures on a different basis than the Company's. Because these non-GAAP financial measures exclude certain items used to compute GAAP net income to common shareholders and GAAP interest expense, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, the Company's GAAP results as reported on its consolidated statements of comprehensive income. In addition, because not all companies use identical calculations, the Company's presentation of its non-GAAP measures may not be comparable to other similarly-titled measures of other companies.

Forward Looking Statements
This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “forecast,” “anticipate,” “estimate,” “project,” “plan,” and similar expressions identify forward-looking statements that are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Forward-looking statements in this release may include, without limitation, statements regarding future interest rates, our views on expected characteristics of future investment environments, prepayment rates on our investment portfolio and risks posed by our investment portfolio, our future investment strategies, our future leverage levels and financing strategies, the use of specific financing and hedging instruments and the future impacts of these strategies, future actions by the Federal Reserve, and the expected performance of our investments. The Company's actual results and timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements as a result of unforeseen external factors. These factors may include, but are not limited to, changes in general economic and market conditions, including volatility in the credit markets which impacts asset prices and the cost and availability of financing, defaults by borrowers, availability of suitable reinvestment opportunities, variability in investment portfolio cash flows, fluctuations in interest rates, fluctuations in property capitalization rates and values of commercial real estate, defaults by third-party servicers, prepayments of investment portfolio assets, other general competitive factors, uncertainty around government regulatory and monetary policy, the impact of regulatory changes, including the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and ongoing financial institution regulatory reform efforts, the full impacts of which are unknown at this time, and another ownership change under Section 382 that further impacts the use of our tax net operating loss carryforward. For additional information on risk factors that could affect the Company's forward-looking statements, see the Company's Annual Report on Form 10-K for the year ended December 31, 2015, and other reports filed with and furnished to the Securities and Exchange Commission.

#	#	#

DYNEX CAPITAL, INC.
CONSOLIDATED BALANCE SHEETS
(amounts in thousands except share and per share data)

	September 30, 2016	December 31, 2015
ASSETS	(unaudited)
Mortgage-backed securities	$3,110,467	$3,493,701
Mortgage loans held for investment, net	20,366	24,145
Investment in limited partnership	—	10,835
Investment in FHLB stock	5,260	11,475
Cash and cash equivalents	73,406	33,935
Restricted cash	84,685	51,190
Derivative assets	12,985	7,835
Principal receivable on investments	9,594	6,193
Accrued interest receivable	19,501	22,764
Other assets, net	7,292	7,975
Total assets	$3,343,556	$3,670,048

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Repurchase agreements	$2,478,278	$2,589,420
FHLB advances	263,000	520,000
Non-recourse collateralized financing	7,025	8,442
Derivative liabilities	84,023	41,205
Accrued interest payable	2,163	1,743
Accrued dividends payable	12,259	13,709
Other liabilities	1,889	3,504
Total liabilities	2,848,637	3,178,023

Shareholders’ equity:
Preferred stock, par value $.01 per share, 8.5% Series A Cumulative Redeemable; 8,000,000 shares authorized; 2,300,000 shares issued and outstanding ($57,500 aggregate liquidation preference)	$55,407	$55,407
Preferred stock, par value $.01 per share, 7.625% Series B Cumulative Redeemable; 7,000,000 shares authorized; 2,250,000 shares issued and outstanding ($56,250 aggregate liquidation preference)	54,251	54,251
Common stock, par value $.01 per share, 200,000,000 shares authorized; 49,148,595 and 49,047,335 shares issued and outstanding, respectively	491	490
Additional paid-in capital	726,701	725,358
Accumulated other comprehensive income (loss)	52,578	(12,768)
Accumulated deficit	(394,509)	(330,713)
Total shareholders' equity	494,919	492,025
Total liabilities and shareholders’ equity	$3,343,556	$3,670,048

Book value per common share	$7.76	$7.71

DYNEX CAPITAL, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)
 (amounts in thousands except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Interest income	$21,135	$26,096	$69,040	$74,722
Interest expense	6,068	5,859	18,478	16,772
Net interest income	15,067	20,237	50,562	57,950

Gain (loss) on derivative instruments, net	2,409	(52,749)	(62,153)	(60,982)
Gain (loss) on sale of investments, net	—	113	(4,238)	(70)
Fair value adjustments, net	34	16	86	75
Other income (expense), net	545	(215)	898	430
General and administrative expenses:
Compensation and benefits	(1,736)	(2,327)	(5,829)	(6,794)
Other general and administrative	(1,619)	(2,052)	(5,288)	(6,596)
Net income (loss)	14,700	(36,977)	(25,962)	(15,987)
Preferred stock dividends	(2,294)	(2,294)	(6,882)	(6,882)
Net income (loss) to common shareholders	$12,406	$(39,271)	$(32,844)	$(22,869)

Other comprehensive income:
Change in net unrealized gain on available-for-sale investments	$769	$26,674	$61,260	$7,951
Reclassification adjustment for (gain) loss on sale of investments, net	—	(113)	4,238	70
Reclassification adjustment for de-designated cash flow hedges	(99)	857	(152)	2,772
Total other comprehensive income	670	27,418	65,346	10,793
Comprehensive income (loss) to common shareholders	$13,076	$(11,853)	$32,502	$(12,076)

Net income (loss) per common share-basic and diluted	$0.25	$(0.74)	$(0.67)	$(0.42)
Weighted average common shares	49,147	52,777	49,102	54,043

DYNEX CAPITAL, INC.
KEY FINANCIAL MEASURES
(UNAUDITED)
 ($ in thousands except per share data)

		3Q2016		2Q2016		1Q2016		4Q2015		3Q2015
Net income (loss) per common share		$0.25	$(0.11)		$(0.81)			$0.61		$(0.74)
Core net operating income per common share (1)		$0.20		$0.21		$0.22		$0.25		$0.24
Comprehensive income (loss) per common share		$0.27		$0.35		$0.04	$(0.30)			$(0.22)
Dividends per common share		$0.21		$0.21		$0.21		$0.24		$0.24
Book value per common share, end of period		$7.76		$7.69		$7.54		$7.71		$8.19
Leverage at period end (2)	5.8	x	6.1	x	6.4	x	6.5	x	6.4	x
Average interest earning assets		$3,110,884		$3,242,413		$3,429,875		$3,598,748		$3,818,140
Average interest bearing liabilities		$2,806,948		$2,916,432		$3,095,490		$3,237,574		$3,405,850
Net interest income		$15,067		$16,716		$18,779		$19,689		$20,237
Adjusted net interest income (1)		$14,813		$16,150		$17,126		$19,093		$19,342
Effective yield by investment type (3):
RMBS		1.85%		1.90%		1.91%		1.91%		1.76%
CMBS		3.17%		3.28%		3.33%		3.19%		3.36%
CMBS IO		3.88%		3.83%		3.85%		3.90%		3.85%
Mortgage loans held for investment		3.84%		3.80%		3.82%		3.96%		4.37%
Effective yield-all investments		2.75%		2.77%		2.78%		2.74%		2.69%
Cost of funds (4)		0.85%		0.83%		0.81%		0.70%		0.67%
Net interest spread		1.90%		1.94%		1.97%		2.04%		2.02%
Adjusted cost of funds (1)		0.88%		0.90%		1.02%		0.78%		0.78%
Adjusted net interest spread (1)		1.87%		1.87%		1.76%		1.96%		1.91%
CPR for Agency RMBS (5)		18.9%		17.4%		13.2%		13.5%		18.8%

(1)	Non-GAAP financial measures are reconciled in the supplement to this release.

(2)	Also commonly referred to by the Company as "overall leverage" and is calculated by dividing total liabilities by total shareholders' equity.

(3)	Effective yield is weighted by the average balance of investments which is calculated using daily amortized cost basis.

(4)	Percentages shown are based on annualized interest expense amounts divided by average interest bearing liabilities.

(5)	Represents the 3-month average constant prepayment rate ("CPR").

DYNEX CAPITAL, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(UNAUDITED)
 ($ in thousands except per share data)

	Three Months Ended
	September 30, 2016	June 30, 2016	March 31, 2015	December 31, 2015	September 30, 2015
GAAP net income (loss) to common shareholders	$12,406	$(5,525)	$(39,725)	$30,237	$(39,271)
Less:
(Accretion) amortization of de-designated cash flow hedges (1)	(99)	(80)	27	727	857
Change in fair value of derivative instruments, net (2)	(2,564)	15,811	46,584	(19,177)	50,997
Loss (gain) on sale of investments, net	—	297	3,941	908	(113)
Fair value adjustments, net	(34)	(28)	(24)	6	(16)
Core net operating income to common shareholders	$9,709	$10,475	$10,803	$12,701	$12,454

Weighted average common shares	49,147	49,119	49,041	49,299	52,777
Core net operating income per common share	$0.20	$0.21	$0.22	$0.25	$0.24
(1) Amount recorded as a portion of "interest expense" in accordance with GAAP related to the amortization (accretion) of the balance remaining in accumulated other comprehensive loss as of June 30, 2013 as a result of the Company's discontinuation of hedge accounting.

(2)	Amount includes any realized gains (losses) recognized during the period presented and excludes net periodic interest costs of derivative instruments.

DYNEX CAPITAL, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(UNAUDITED)
 ($ in thousands except per share data)

	Three Months Ended
	September 30, 2016		June 30, 2016		March 31, 2016
	Amount	Yield/Rate	Amount	Yield/Rate	Amount	Yield/Rate
GAAP interest income	$21,135	2.75%	$22,816	2.77%	$25,089	2.78%
GAAP interest expense/cost of funds (1)	6,068	0.85%	6,100	0.83%	6,310	0.81%
Net interest income/spread	15,067	1.90%	16,716	1.94%	18,779	1.97%

GAAP interest expense/cost of funds (1)	$6,068	0.85%	$6,100	0.83%	$6,310	0.81%
Less: accretion (amortization) of de-designated cash flow hedges (2)	99	0.01%	80	—%	(27)	—%
Add: net periodic interest costs of derivative instruments	155	0.02%	486	0.07%	1,680	0.21%
Adjusted interest expense/ adjusted cost of funds	6,322	0.88%	6,666	0.90%	7,963	1.02%

Adjusted net interest income/spread	$14,813	1.87%	$16,150	1.87%	$17,126	1.76%

			Three Months Ended
			December 31, 2015		September 30, 2015
			Amount	Yield/Rate	Amount	Yield/Rate
GAAP interest income			$25,522	2.74%	$26,096	2.69%
GAAP interest expense/cost of funds (1)			5,833	0.70%	5,859	0.67%
Net interest income/spread			19,689	2.04%	20,237	2.02%

GAAP interest expense/cost of funds (1)			$5,833	0.70%	$5,859	0.67%
Less: amortization of de-designated cash flow hedges (2)			(727)	(0.08)%	(857)	(0.10)%
Add: net periodic interest costs of derivative instruments			1,323	0.16%	1,752	0.21%
Adjusted interest expense/ adjusted cost of funds			6,429	0.78%	6,754	0.78%

Adjusted net interest income/spread			$19,093	1.96%	$19,342	1.91%

(1)	Percentages shown are based on annualized interest expense amounts divided by average interest bearing liabilities.

(2)
Amount recorded as a portion of "interest expense" in accordance with GAAP related to the accretion (amortization) of the balance remaining in accumulated other comprehensive loss as of June 30, 2013 as a result of the Company's discontinuation of hedge accounting.